UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 12, 2019

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter): Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2019, Gokul V. Hemmady, our Senior Vice President, Chief Financial Officer and Treasurer, informed us that he expects to resign his employment with us on or about February 5, 2019 to accept a position at another company. The Board of Directors is commencing a search for his successor. Our board of directors has appointed Brian Ballenger, the company’s Vice President of Finance and Accounting, to serve in the additional positions of Interim Treasurer and acting principal financial officer and principal accounting officer, effective upon Mr. Hemmady’s departure.

Mr. Ballenger, age 46, has served as Vice President of Finance and Accounting since June 2017. He has held various other finance and accounting positions with our company since 1995, including as Director of Financial Planning and Analysis from January 2016 to June 2017 and as Senior Finance Manager from 2009 to December 2015.

Item 7.01              Regulation FD Disclosure.

The text of our press release announcing Mr. Hemmady’s departure is set forth in Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are provided herewith:

No.	Exhibit	Manner of Filing

99.1	Press Release dated January 15, 2019	Furnished Electronically

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 15, 2019

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President, General Counsel & Corporate Secretary

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